UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2011

The Scotts Miracle-Gro Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-11593	31-1414921
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio		43041
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	937-644-0011

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2011, The Scotts Miracle-Gro Company (the “Company”) granted the following equity-based awards to each of the named executive officers set forth below:

	Number of	Number of
	Performance Units	Nonqualified Stock Options
James Hagedorn, Chief	22,600	117,800
Executive Officer and Chairman of the Board

Barry W. Sanders, President	8,900	46,400

David C. Evans, Executive Vice	5,300	27,800
President and Chief Financial Officer

Each whole performance unit represents the right to receive one full common share of the Company, without par value (a “Common Share”), if both the performance goal and vesting requirement underlying the performance unit are satisfied. The Compensation and Organization Committee (the “Compensation Committee”) of the Company’s Board of Directors established the performance goal as cumulative adjusted earnings per share equal to $10.43 over the performance period, which runs from October 1, 2010 through September 30, 2013. For purposes of determining whether the performance goal has been achieved, the Compensation Committee defined adjusted earnings per share as reported earnings per share, excluding the impact of non-recurring items, extraordinary items, discontinued operations and the cumulative effect of accounting changes. The Compensation Committee reserved the right to reduce the maximum number of performance units that may be awarded based on such subjective criteria as it may deem appropriate.

Each performance unit was granted subject to the terms of a Performance Unit Award Agreement which provides that, in the event the performance goal is satisfied, each executive officer’s interest in the performance unit will vest on January 21, 2014, the third-anniversary of the date of grant.

Each nonqualified stock option (“NSO”) represents the right to purchase one full Common Share at the exercise price established for such NSO if the vesting requirement underlying the NSO is satisfied. Each NSO was granted subject to a three-year, time-based cliff vesting provision and will vest on January 21, 2014. Based on the closing price of the Common Shares on the New York Stock Exchange on the date of grant, each NSO has an exercise price of $51.73.

The foregoing description of the terms and conditions of the Performance Unit Award Agreement is qualified in its entirety by reference to the full text of the form of Performance Unit Award Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 20, 2011, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”) at The Berger Learning Center, located at 14111 Scottslawn Road, Marysville, Ohio 43041. At the close of business on November 24, 2010, the record date for the Annual Meeting, there were a total of 66,557,295 Common Shares of the Company issued and outstanding, each share being entitled to one vote. At the Annual Meeting, 62,020,776, or 93.18%, of the outstanding Common Shares were represented in person or by proxy and, therefore, a quorum was present.

The vote on proposals presented for shareholder vote at the Annual Meeting was as follows:

Proposal 1 – Election of Directors.

	Votes For	Votes Withheld	Broker Non-Votes
Class of 2014
James Hagedorn	55,444,320	2,700,230	3,876,280

William G. Jurgensen	57,567,455	577,095	3,876,280

Nancy G. Mistretta	57,072,684	1,071,866	3,876,280

Stephanie M. Shern	57,563,116	581,434	3,876,280

Each of James Hagedorn, William G. Jurgensen, Nancy G. Mistretta and Stephanie M. Shern was elected as a director of the Company to serve for a term expiring at the Annual Meeting of Shareholders to be held in 2014.

Proposal 2 – Ratification of the Selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2011.

Votes For	Votes Against	Abstentions

60,862,171	812,917	345,688

The Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011 was ratified.

Proposal 3 – Approval of the Material Terms of the Performance Criteria under The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,090,594	1,474,224	579,732	3,876,280

The material terms of the performance criteria under The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan were approved.

Proposal 4 – Approval of the Material Terms of the Performance Criteria under The Scotts Company LLC Amended and Restated Executive Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,035,676	2,568,921	539,953	3,876,280

The material terms of the performance criteria under The Scotts Company LLC Amended and Restated Executive Incentive Plan were approved.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Description
10.1
Specimen form of Performance Unit Award Agreement for Employees
(with Related Dividend Equivalents) used to evidence grants of
Performance Units which may be made under The Scotts Miracle-Gro
Company Amended and Restated 2006 Long-Term Incentive Plan (post
January 20, 2011 version)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Scotts Miracle-Gro Company

January 26, 2011	By:	/s/ Vincent C. Brockman

Name: Vincent C. Brockman
Title: Executive Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Specimen form of Performance Unit Award Agreement for Employees (with Related Dividend Equivalents) used to evidence grants of Performance Units which may be made under The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan (post January 20, 2011 version)